EXHIBIT 23.1

          Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to the Registration Statement File No. 333-50962 previously filed on November 30, 2000 of our report dated August 31, 2001 included in the Financial Federal Corporation Annual Report on Form 10-K for the year ended July 31, 2001 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

New York, New York
February 15, 2002